QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-105766, No. 333-34364, No. 333-46458), the Registration Statements on Form S-8 (No. 333-12099, No. 333-118093, No. 333-18088, No. 333-118067, No. 333-112596, No. 333-109914, No. 333-104137, No. 333-3694, No. 333-39105, No. 333-46492, No. 333-54426, No. 333-56781, No. 333-60828, No. 333-66067, No. 333-76995, No. 333-79675, No. 333-80227, No. 333-81635, No. 333-83770, No. 333-89948, No. 333-93497) and the Registration Statement on Form S-4 (No. 333-62694) of Yahoo! Inc. of our report dated March 11, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
March 11, 2005

QuickLinks

  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm